Exhibit 99.1

Agile Provides Business and Disclosure Update

Update includes preliminary financial results for Q1 and guidance for Q2

San Jose, CA—September 19, 2006—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today provided an update on the review by Agile’s Audit Committee of transactions entered into by its Taiwan sales office. It also disclosed a voluntary review of equity award practices, updated the status of it SEC filings and NASDAQ listing, announced updated preliminary results for the quarter ended July 31, 2006, and provided preliminary guidance for the quarter ending October 31, 2006.

Review of Taiwan Sales Transactions

The Company today provided an update regarding the review commenced on June 23, 2006, at the direction of the audit committee through independent counsel, of transactions entered into by its Taiwan sales office. Agile management initiated this review proactively after routine process checks indicated irregularities in a Taiwan-based distributor relationship. Independent counsel has concluded its review and the Company has substantially completed its review of the accounting for the transactions and is working through its assessment of its internal control over financial reporting. As a result of the conclusions reached in this review, the Company expects to make an adjustment to revenue in the amount of approximately $632,000, to delay recognition of this revenue from the fourth quarter of fiscal 2006 to the first quarter of fiscal 2007. This delay in the recognition of revenue will also result in a decrease of the Company’s earnings per share by $.01 for the fourth quarter of fiscal 2006 and a decrease in the Company’s net loss per share by $.01 for the first quarter of fiscal 2007. The Company also expects to report material weaknesses in the Company’s internal control over financial reporting as of April 30, 2006 and July 31, 2006.

Review of Stock Option Grant Processes and Related Accounting

As a result of public reports of issues concerning option grant practices and to meet its corporate governance and fiduciary duties, the Company has taken the opportunity to commence a voluntary review of its stock option grant processes and the related accounting. The review, initiated in July, covers all option grants made since Agile’s initial public offering in August 1999. It is being conducted by outside legal counsel, reporting to a special committee of the board of directors. Agile will provide an update on the review, regarding the conclusions reached, after the review is completed.

Status of SEC Filings; NASDAQ Delisting Notice

As previously announced, as a result of the then active review into the Company’s Taiwan sales office, the Company was unable to timely file its Annual Report on Form 10-K for fiscal 2006 (“Form 10-K”). Until the review into its Taiwan sales office and of its stock option grant processes are each complete, the Company will be unable to complete and file its Form 10-K for fiscal 2006. The delay in filing its Form 10-K for fiscal 2006 has also caused a delay in Agile’s filing of its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 (“Form 10-Q”), due on September 11, 2006. Accordingly, the Company has received a letter from NASDAQ, dated September 13, 2006, stating that the failure to timely file the Form 10-Q serves as an additional basis for delisting the Company’s securities from The NASDAQ Global Capital Market, based on Marketplace Rule 4310 (c)(14).

The Company appealed, at a hearing held on September 14, 2006, the determination of the NASDAQ Listing Qualification Staff to delist the Company’s securities due to the Company’s inability to timely file its Form 10-K and Form 10-Q. At this hearing, Agile requested the Listing Panel to extend by 90 days (from the hearing date) the period within which the Company must file its Form 10-K and its Form 10-Q. The Company does not expect the Listing Panel to render a decision on the Company’s request until October 2006. The Company’s securities will continue to trade on the NASDAQ Global Market under the symbol “AGIL,” pending a decision by the Listing Panel.

Although the Company believes it presented to the Listing Panel a reasonable basis for its requested extension of time, there can be no assurance that the Listing Panel will grant the Company’s request for an additional extension of time or, if an extension is granted by the Listing Panel, that the Company will be able to file its requisite reports by the extended date. If the Company is not granted an extension of time to file its reports, or fails to file its reports by any extended date, the Company would be subject to delisting.

Preliminary Results for Quarter Ended July 31, 2006

Agile today updated its preliminary results for the first quarter of fiscal 2007, which ended July 31, 2006. These results do not take into account the potential impact of the review of its stock option grant practices and related accounting matters, which could impact the Generally Accepted Accounting Principles (GAAP) per share results. Total revenues for the quarter are estimated to be approximately $31.0 million, compared to $34.4 million for the first quarter of fiscal 2006. License revenues for the first quarter of fiscal 2007 are estimated to be approximately $10.1 million, compared to $13.4 million achieved in the first quarter of fiscal 2006.

Net loss for the first quarter of fiscal 2007, on a GAAP basis, is estimated to be ($.07) per share, compared to a ($.06) net loss per share, for the first quarter of fiscal 2006.

Non-GAAP net loss for the first quarter of fiscal 2007 (which excludes stock compensation, amortization of intangible assets, and acquired in-process research and development) is estimated to be ($.01) per share. Non-GAAP net loss for the first quarter of fiscal 2006 (which excludes stock compensation and amortization of intangibles) was ($.02) per share.

Customer Wins and Expansions

Organizations that purchased new or additional licenses in the quarter include: Advanced Medical Optics, AGA Medical, Amcor Rentsch, Bally Gaming, Celerity Group, Equipment de la Construction Electrique S.A., Foxconn, Fukada Denshi, GE Fanuc, Invensys Climate Control, JohnsonDiversey, KUKA Flexible Production Systems, Natus Medical, Nintendo, Overland Storage, Philips Medical, Tellabs, Tyco Healthcare, Siemens AG, Sprint, Sumitomo, NACCO Material Handling, Synthes, Sysmex, Varian Medical and ZF.

“While we were disappointed with the sluggish start to our fiscal 2007, we were encouraged by our performance in several areas. We saw continued traction with new customers, and expanded adoption with existing customers, across a range of industries and geographies,” said Jay Fulcher, Agile CEO and president. ”We saw particular strength in the electronics and high tech, life sciences, industrial, and automotive industries. Customers continue to adopt and deploy Agile 9.2 solutions, and we continued to see strong performance from Agile Advantage 2006, our solution for small and medium enterprises. Cimmetry Systems, our market-leading collaborative visualization company, also had a strong quarter. The integration of recently acquired Prodika is proceeding to plan, and we are seeing growing demand for PLM solutions in CPG, particularly in the food and beverage segment. Despite a disappointing result in North America licenses in Q1, we were pleased with record service margins in the quarter, strong maintenance renewal rates, and maintenance revenues at an all time high.”

Outlook for Second Quarter, Ending October 31, 2006

Agile estimates that its total revenues for the second quarter of fiscal 2007 will increase from its total revenues for the first quarter to between $32.5 million and $33.5 million. Also, the Company estimates that its non-GAAP net loss (which excludes stock compensation and amortization of intangibles) will be between a net loss of $(.02) per share and break-even.

“While it’s unfortunate that we have had to focus on these internal reviews, our business fundamentals remain sound and we see the potential for continued improvement throughout the year,” continued Jay Fulcher. “Going forward, we believe we are well positioned to address opportunities for revenue growth and profitability.”

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, and its time-to-value focused implementations, Agile helps companies get the most from their products. Alcatel, Bayer, Dell Inc., Flextronics International, Foxconn, Harris, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Playtex, Siemens, Quanta, QUALCOMM and ZF are among the over 10,000 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have licensed Agile solutions. or more information, call 408-284-4000 or visit www.agile.com.

Agile, Agile Software and the Agile logo are registered trademarks and Agile On Demand, Agile Advantage, Agile Product Collaboration, Agile Product Cost Management, Agile Product Governance & Compliance, Agile Product Service & Improvement, Agile Product Quality Management, Agile Product Portfolio Management, Agile

Engineering Collaboration, Agile Product Interchange and AgileMD are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Non-GAAP Financial Measure

In addition to reporting our preliminary estimate of financial results in accordance with generally accepted accounting principles, or GAAP, we are providing with this press release non-GAAP net loss per share information. In preparing our non-GAAP information, we have excluded stock compensation, acquisition-related amortization of intangible assets and acquired in-process research and development, all of which are non-cash charges. Because of the non-recurring or infrequent nature and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements”, as defined under securities laws, including statements relating to the status of the Company’s SEC filings, the potential outcome of the delisting notice the Company received from NASDAQ, the Company’s total revenues and a range of its earnings per share (both GAAP and pro-forma) for its first quarter ended July 31, 2006, and a range of its total revenues and pro forma earnings per share for its second quarter ending October 31, 2006. These forward looking statements are based on our current expectations, estimates and projections about our business and industry, and management’s beliefs and assumptions, all of which are subject to change. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause our actual results to differ include, but are not limited to: the possibility that, upon completing the preparation and review of its financial statements for its first quarter, the Company’s total revenues and earnings per share (both GAAP and pro-forma) will be different than estimated (in the case of total revenues) or will fall outside of the presently expected ranges (in the case of earnings per share); the possibility that NASDAQ will not withdraw its delisting notice upon the Company filing its Form 10-K and 10-Q or will not give the Company an extension for filing of its 10-K or 10- Q sufficient to permit the Company to file each before a delisting might otherwise occur; upon completing the review of its Taiwan sales office, the modification to previously reported revenue or earnings per share for the fourth quarter of fiscal 2006 or for the first quarter of fiscal 2007 will be different than estimated; upon completing the preparation and review of its financial statements for its second quarter of fiscal 2007, the Company’s total revenues and non- GAAP earnings per share will fall outside of the estimated ranges; and the impact, on such expectations, of the other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. For additional information regarding the risks inherent in our business, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended April 30, 2005, and in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2006, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.